Exhibit 33.3

MANAGEMENT'S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC
REGULATION AB SERVICING CRITERIA
MUFG Union Bank, N.A. (the "Bank"), a wholly-owned subsidiary of MUFG Americas Holdings Corporation, provides this assessment of compliance with the following applicable servicing criteria set forth in Item 1122(d) of Regulation AB Servicing Criteria promulgated by the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:
Platform: Appendix A identifies the asset-backed securities transactions covered by this report and includes retail installment contracts serviced by World Financial Network Bank (the "Platform").
Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required in the related transaction agreements or required by the Item 1122(d) servicing criteria in regards to the activities performed by the Bank, except for the following criteria: 1122(d) 1(i), 1(ii), 1(iii), 1(iv), 1(v), 2(i), 2(iii), 2(iv), 2(v), 2(vi), 2(vii), 3(i), 3(ii), 3(iv), 4(i), 4(ii), 4(iii), 4(iv), 4(v), 4(vi), 4(vii), 4(viii), 4(ix), 4(x), 4(xi), 4(xii), 4(xiii), 4(xiv), and 4(xv), which management has determined are not applicable to the activities the Bank performs with respect to the Platform (the "Applicable Servicing Criteria").
Period: As of December 31, 2016 and for the period from January 1, 2016 to December 31, 2016 (the "Period").
With respect to the Platform and the Period, the Bank provides the following assessment of compliance with respect to the Applicable Servicing Criteria:
1.	The Bank is responsible for assessing its compliance with the Applicable Servicing Criteria.
2.
The Bank has assessed compliance with the Applicable Servicing Criteria, as described above as of and for the Period. In performing this assessment, management has used the criteria set by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3.	The Bank was in compliance with the Applicable Servicing Criteria as of and for the Period in all material respects.
Deloitte and Touche LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Bank's foregoing assessment of compliance as of and for the Period.

MUFG UNION BANK, N.A.
By: /s/ James Myers
James Myers
Director Regional Manager Corporate Trust

By: /s/ Denise Burns
Denise Burns
 Vice President and Manager Corporate Trust Account Administration
February 24, 2017

Appendix A
The retail installment contracts serviced by World Financial Network Bank include:

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2011-B
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2012-A
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2012-B
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2012-C
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2012-D
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2013-A
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2013-B
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2014-A
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2014-C
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2015-A
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2015-B
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2015-C
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2016-A
WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2016-B
 WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST SERIES 2016-C